SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Umpqua Holdings Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	April 29, 2003
Time:	6:00 PM
Place:	Roseburg Country Club 5051 Garden Valley Road Roseburg, Oregon

The purposes of the annual meeting are:

•	To elect three directors to serve three-year terms; two directors to serve two-year terms; and two directors to serve one-year terms;

•	To adopt the 2003 Stock Incentive Plan; and

•	To transact any other business that may properly come before the meeting.

March 20, 2003

PROXY STATEMENT

      This proxy statement and the accompanying proxy card are being mailed, beginning March 28, 2003, in connection with the solicitation of proxies by the Board of Directors for the annual meeting of shareholders.

      Your vote is very important. Your shares can only be voted at the annual meeting if you are present or represented by proxy. Even if you plan to be present, we encourage you to vote by proxy. To have a quorum to conduct business at the meeting, we must have a majority of the outstanding shares represented at the meeting in person or by proxy.

      Who may vote? Shareholders as of the close of business on March 14, 2003, are entitled to vote. On that day, 28,243,267 shares of common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the annual meeting. As of that date we had 2,861 shareholders of record.

      How do I vote? If you are the record holder of your shares, you may vote in person at the meeting, or you may vote by proxy in any of the following ways:

•	By mail — simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. If your shares are held by a broker, bank or other nominee, follow the instructions on the card ADP Proxy Services sent to you.

•	By telephone — follow the instructions on the proxy card

•	By internet — follow the instructions on the proxy card

      You may vote by telephone or internet 24 hours a day, 7 days a week.

      Can I change my vote? You may revoke your proxy at any time before it is voted, by written notice to Steve Bellas at Umpqua Holdings Corporation, 200 S.W. Market St., Suite 1900, Portland, Oregon 97201, by submitting a proxy bearing a later date, or by casting a ballot at the annual meeting. Attendance at the meeting will not, of itself, revoke a previously given proxy.

If your shares are held through a broker, bank or other nominee, you will need to contact the nominee to revoke a proxy or change your vote. You will not be able to vote or revoke a proxy at the meeting if your shares are held by a nominee.

      Can I attend the annual meeting even if I vote by proxy? Yes. You are welcome to attend the meeting even if you vote by proxy.

      How are votes counted? The annual meeting will be held if a quorum, consisting of a majority of the outstanding shares entitled to vote, is represented. Abstentions, broker non-votes and votes withheld will be counted for purposes of determining whether a quorum has been reached.

      In the election of directors, each share is entitled to one vote for each director position to be filled, and shareholders may not accumulate votes. Directors are elected by a plurality of votes cast.

      The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the 2003 Stock Incentive Plan. Each share is entitled to one vote.

      If a proxy is executed and returned, the shares represented will be voted according to your instructions. If no instructions are given, the proxy will be voted FOR the election of the nominees for directors, FOR the 2003 Stock Incentive Plan, and in the proxy holder’s discretion on any other matters that may properly come before the shareholders at the meeting or any adjournments or postponements thereof.

      How many shares are owned by directors and executive officers? As of March 14, 2003, directors and executive officers and principal shareholders, together with their affiliates, beneficially owned 1,998,746 shares, of which 1,422,560 shares are entitled to vote. Those shares represent approximately 5.0% of the total shares entitled to vote at the meeting.

      Who will count the vote? Our transfer agent, Mellon Investor Services, LLC will serve as our independent Inspector of Election.

      Who pays for solicitation? We will bear the cost of this proxy solicitation. We have engaged Mellon Investors Services to solicit proxies by telephone and estimate fees of $20,000. We may reimburse brokers and other nominee holders, for their expenses in sending proxy material and obtaining proxies. In addition to solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone, fax, or letter, without extra compensation.

BUSINESS OF THE MEETING

1.     Election of Directors

      Our Articles of Incorporation and Bylaws provide that directors are elected to serve staggered three-year terms of office. Our Articles of Incorporation establish the number of directors between six and nineteen, with the exact number to be fixed from time to time by resolution of the Board of Directors. The number of directors is currently set at eleven. Directors are elected by a plurality of votes, which means that the nominees receiving the most votes will be elected, regardless of the number of votes each nominee receives. Shareholders are not entitled to accumulate votes in the election of directors.

      Upon completion of the merger with Centennial Bancorp in November 2002, we restructured the Board of Directors. Six former Umpqua directors resigned and four Centennial directors, Katherine Keene, Dan Giustina, Brian Obie, and Richard Williams, were appointed to our Board. To comply with applicable law, each must stand for election at this year’s annual meeting. The Board of Directors has nominated Directors Obie and Williams for election to terms that will expire at the 2005 annual meeting and Directors Giustina and Keene for election to terms that will expire at the 2004 annual meeting.

      As of the annual meeting, one Umpqua director, Lynn Herbert, is completing his original term. The Board of Directors has nominated Lynn Herbert for election to a term that will expire at the 2006 annual meeting. To keep each of the three classes of directors as equal as possible, the Board reassigned Umpqua directors Scott Chambers and Raymond Davis to the class of directors with terms expiring at this year’s annual meeting. The Board of Directors has nominated Directors Davis and Chambers to terms that will expire at the 2006 annual meeting.

      Each of the nominees currently serves as a director of Umpqua and of Umpqua Bank. The persons named in the proxy intend to vote FOR the election of the nominees listed above. If any nominee is not available for election, the individuals named in the proxy intend to vote for such substitute nominee as the Board of Directors may designate. We have no reason to believe any nominee will be unavailable.

The Board of Directors recommends a vote FOR the election of all nominees.

Information Regarding Directors and Executive Officers

Directors

      The age, business experience, and position of each of the nominees for director and directors currently serving are as follows:

      Scott Chambers, age 43, has served as a Director since 1999. Mr. Chambers is President of Chambers Communication Corp. of Eugene, Oregon, a telecommunications company that owns and operates cable television systems, network broadcast television stations, and a film and video production company, and has an interest in a computer animation company.

      James D. Coleman, age 64, serves as our Vice Chairman and has served as a Director since the acquisition of VRB Bancorp in December 2000. Previously, Mr. Coleman served as Chairman of the VRB Bancorp Board of Directors, and was a founding director of Medford State Bank, which VRB acquired in 1987. He is President and owner of Crater Lake Motors, a Ford and Mercedes-Benz automobile dealership in Medford, Oregon.

      Raymond P. Davis, age 53, serves as Director and President and Chief Executive Officer of Umpqua, positions he has held since the company’s formation in 1999. Mr. Davis has served as Director of Umpqua Bank since June 1994, and currently serves as its Chief Executive Officer. Prior to joining Umpqua Bank in 1994, he was President of US Banking Alliance in Atlanta, Georgia, a bank consulting firm. He has over 20 years experience in banking and banking related industries.

      Allyn C. Ford, age 61, serves as Chairman of the Board of Directors and has served as a Director since the company’s formation in 1999 and as a Director of Umpqua Bank for 30 years. Mr. Ford is President of Roseburg Forest Products, a fully integrated wood products manufacturer located in Roseburg, Oregon. Mr. Ford has over 30 years of management experience with Roseburg Forest Products.

      David B. Frohnmayer, age 62, has served as a Director since the company’s formation in 1999 and as a Director of Umpqua Bank since 1996. Mr. Frohnmayer is the President of the University of Oregon in Eugene, and has served in that capacity since 1994. He is the former Dean of the University of Oregon School of Law and former Attorney General of the State of Oregon and serves on the board of Tax-Free Trust of Oregon and Aquila Cascade Equity Fund.

      Dan Giustina, age 53, has served as a Director since the Centennial Bancorp merger in November 2002. He had served as a Director of Centennial from 1995. Mr. Giustina is managing partner of Giustina Resources, which owns and manages timberland, and a member and manager of G Group LLC, which owns and manages residential and commercial real estate. Mr. Giustina is President of the University of Oregon Foundation, a board member of the Oregon Forest Industries Council, and serves on the advisory boards of University of Oregon’s Lundquist College of Business and States Industries, Inc.

      Lynn K. Herbert, age 51, has served as a Director since the company’s formation and as a Director of Umpqua Bank since 1993. Mr. Herbert is General Manager of Herbert Lumber Company in Riddle, Oregon, and has served in that capacity since 1988. Mr. Herbert has over 20 years of management experience with Herbert Lumber Company.

      Katherine Keene, age 54, has served as a Director since the Centennial merger. She had served as a Director of Centennial Bank since March 1999. Ms. Keene is President and Chief Executive Officer of SAIF Corporation, Oregon’s leading worker’s compensation insurance company, a position she has held since 1992.

      William Lansing, age 57, has served as a Director since December 2001. He previously served as a Director of Independent Financial Network, Inc. from 1991 until its merger with Umpqua in December 2001. Mr. Lansing is President and Chief Executive Officer of Menasha Forest Products Corporation in North Bend, Oregon, and has over 30 years of experience in the forest products industry.

      Brian Obie, age 61, has served as a Director since the Centennial merger. He had served as a Director of Centennial from 1981. Mr. Obie is President and Chief Executive Officer of Obie Media Corporation, a full-service provider of out-of-home advertising products and services, including transit and outdoor advertising, in North America. He also serves on the Board of Directors of Obie Media Corporation. Mr. Obie is a former mayor of Eugene, Oregon, and serves as President of Obie Industries Incorporation, a real estate development and management company.

      Richard Williams, age 63, has served as a Director since the Centennial merger. He had served as a Director of Centennial from 1981. Mr. Williams served as President and Chief Executive Officer of Centennial from 1981 to June 2000. Mr. Williams also serves on the Board of Directors of Obie Media Corporation and Elmer’s Restaurants, Inc.

Executive Officers

      The age, business experience, and position of our executive officers other than Raymond P. Davis, about whom information is provided above, are as follows:

      Barbara Baker, age 53, serves as Senior Vice President and Human Resources Director, positions she has held since September 2002. Ms. Baker served as Oregon site executive for IBM’s server division (formerly Sequent Computer Systems, Inc.), where she managed human resources services and programs as well as corporate communications and community relations. Prior to joining Sequent, Ms. Baker served as Vice President of Human Resources for First Interstate Bank (now Wells Fargo).

      Brad Copeland, age 54, serves as Executive Vice President and Chief Credit Officer. He has served as Chief Credit Officer since December 1, 2000. Mr. Copeland served as Executive Vice President and Credit Administrator of VRB Bancorp and Valley of the Rogue Bank from January 1998 until its merger with Umpqua in December 2000.

      David Edson, age 53, serves as Executive Vice President of Umpqua and as President — Commercial Banking of Umpqua Bank, positions he has held since joining Umpqua in October 2002. Prior to that time, he served as President of Bank of America, Idaho. Mr. Edson has over 25 years of experience in banking in the Pacific Northwest including as Executive Vice President for First Interstate Bank and as Chairman, CEO and President of First Interstate Bank of Idaho.

      Steven Philpott, age 51, serves as Executive Vice President and General Counsel, positions he has held since November 2002. Mr. Philpott served as General Counsel for Centennial from October 1995 until its merger with Umpqua in November 2002.

      Daniel A. Sullivan, age 51, serves as Executive Vice President and Chief Financial Officer of Umpqua and Umpqua Bank. He has served as Chief Financial Officer since 1997. Prior to that time, Mr. Sullivan served as Vice President of Finance for Instromedix of Hillsboro, Oregon and worked as Senior Vice President and Controller for US Bancorp in Portland, Oregon.

Other Key Personnel

      Jan Jansen, age 56, serves as President of Strand Atkinson Williams & York, Inc., a subsidiary of the company. He has been with Strand Atkinson since 1994, previously worked for US Bancorp Securities, and has extensive experience in asset management and retail-oriented investment services.

Meetings and Committees of the Board of Directors

      The Board of Directors met 12 times during 2002. Board committees have regularly scheduled quarterly meetings except the Loan and Investment Committee, which meets monthly, and the Nominating Committee, which meets as appropriate upon the call of its Chairman. Except as described below, each director attended at least 75% of those meetings, as well as meetings of committees on which such director served. Former Director John Dunkin attended 70% of the meetings held prior to his resignation effective with the Centennial merger.

      Dan Giustina, Katherine Keene, Brian Obie and Richard Williams became directors with the closing of the merger with Centennial Bancorp in November 2002. Directors Giustina, Keene, and Obie, attended two meetings of our Board of Directors in 2002 and Director Williams attended one meeting in 2002.

Audit & Compliance Committee

      The Board of Directors has a standing Audit & Compliance Committee that meets with our independent auditors to plan for and review the annual audit reports. The committee meets quarterly and is responsible for overseeing our internal controls and the financial reporting process. The members of the committee are Directors Giustina (Chairman), Frohnmayer, Keene and Obie. Each member of the committee is independent, as independence is defined under Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. Brian Obie is the designated “Audit Committee Financial Expert.” The Board of Directors has adopted an Audit & Compensation Committee Charter, which provides that our employees are not eligible to serve on the committee. The charter further provides that at least one member shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors believes that each of the current members of the committee has employment experience that provides them with appropriate financial sophistication to serve on the committee.

Budget & Compensation Committee

      The Budget & Compensation Committee reviews and oversees our budgeting process, and compensation strategies. On a quarterly basis, the results of their meetings are reviewed with the entire Board of Directors. The committee consists of Directors Lansing (Chairman), Chambers, Davis, Giustina, and Herbert.

Financial Services Committee

      The Financial Services Committee reviews and oversees the operations of Strand Atkinson Williams & York, Inc. The committee consists of Directors Chambers (Chair), Davis and Herbert.

Nominating Committee

      The Nominating Committee proposes nominees for appointment or election to the Board of Directors and conducts searches to fill the positions of President and CEO. The committee consists of Directors Ford, Coleman, Frohnmayer, Giustina, Lansing, and Chambers. The committee is currently conducting a search for two directors from the Portland area.

Loan & Investment Committee

      The Loan & Investment Committee approves certain loans, reviews the adequacy of our allowance for loan losses, maintains an appropriate balance in the interest rate sensitivity of our loan and investment portfolios, and determines the liquidity, type and term of investment securities we purchase. The committee consists of Directors Coleman (Chairman), Davis, Herbert, Keene and Williams.

Strategic Positioning Committee

      The Strategic Positioning Committee, consisting of Directors Frohnmayer (Chairman), Coleman, Davis, Lansing, Obie and Williams, is responsible for the review and oversight of strategic planning, and the review of technology and expansion strategies.

Director Compensation

      In 2002, each non-employee director received a quarterly retainer of $1,875 and a monthly fee of $1,250, provided the director attended at least one board meeting within the month. The chairman of the board received a quarterly retainer of $2,500 and a monthly fee of $1,500, provided the chairman attended at least one meeting within the month. Directors also received quarterly fees of $300 for each committee on which the directors served.

      All director fees are payable in shares of our common stock, purchased quarterly on the open market by a brokerage firm for the account of each director with funds provided by us. Directors may choose to receive compensation on a deferred basis.

      The Board of Directors recently adopted a Director Compensation Plan that sets forth the terms and manner in which non-employee directors will be compensated for their service on the board of directors and committees of Umpqua and its subsidiaries. Under the Plan, and consistent with past practice, director fees are paid at the beginning of a quarter. The plan imposes an obligation on directors to reimburse the monthly fee if a director fails to attend at least one board meeting within a given month and an obligation to return the quarterly fees for committee meetings if the director fails to attend at least the number of regularly scheduled committee meetings with a quarter. In most circumstances, instead of actually requiring reimbursement, Umpqua will not pay the fee for the next quarter; however, where a director ceases to be a member of the board, the director is required to reimburse Umpqua in cash within two weeks. The Director Compensation Plan also reiterates the directors’ obligations under the securities laws, Umpqua’s Insider Trading Policy, and obligates the directors, if requested to do so, to execute a lockup agreement in the event of a firmly underwritten public offering of our securities.

Executive Compensation

      The following table sets forth all compensation paid during the last three calendar years to the Chief Executive Officer and executive officers whose total annual salary and bonus exceeded $100,000 in 2002. Mr. Haden resigned effective March 14, 2003.

					Other Annual	All Other
Name and Principal Position	Year	Salary	Bonus(1)		Compensation(2)	Compensation

Raymond P. Davis	2002	$268,750	$161,250		—	$33,998	(4)
President and Chief Executive Officer	2001	$250,000	$100,000		—	$135,957	(4,5)
Umpqua Holdings Corporation	2000	$196,667	$71,400		—	$21,755	(6)
William A. Haden(3)	2002	$200,000	$60,000		—	$23,840	(4)
Executive Vice President and	2001	$192,300	$57,690		—	$22,632	(4)
President Umpqua Bank Southern Region	2000	$112,275	$260,081	(7)	—	$18,050	(8)
Daniel A. Sullivan	2002	$181,472	$72,589		—	$20,724	(4)
Executive Vice President and Chief	2001	$120,642	$30,360		—	$12,465	(4)
Financial Officer	2000	$106,325	$23,000		—	$15,468	(6)
Brad F. Copeland(3)	2002	$175,035	$70,014		—	$19,402	(4)
Executive Vice President and Chief	2001	$166,700	$33,340		—	$19,354	(4)
Credit Officer	2000	$91,809	$58,438		—	$14,146	(9)

(1)	Includes bonuses paid, or to be paid, during the subsequent year but attributable to the year indicated.

(2)	Perquisites totaling less than the smaller of $50,000 or 10% of the total salary and bonus for any of the executive officers have been omitted.

(3)	The compensation shown for the year 2000 includes compensation paid in for the first eleven months of 2000 by VRB Bancorp.

(4)	Includes amounts contributed to a SERP and to the Umpqua’s 401(k) plan for the executive’s benefit.

(5)	Includes reimbursement of selling costs and related tax costs in the aggregate amount of $84,827 incurred in the sale of his principal residence, and $23,608 for housing costs, all relating to Mr. Davis’ relocation from Roseburg to Portland, Oregon.

(6)	Consists of contributions to the Umpqua’s 401(k) Plan for such executive’s benefit.

(7)	Includes $187,893 paid by VRB Bancorp with the closing of the merger with Umpqua in December 2000 pursuant to change-in-control provisions in Mr. Haden’s employment agreement with VRB.

(8)	Includes life insurance premiums of $1,050 paid prior to the merger for $350,000 face amount insurance above VRB’s group insurance plan and the balance is VRB’s contribution prior to the merger to match employee’s salary deferral under the VRB 401(k) Profit Sharing Plan.

(9)	Includes amounts paid by VRB as matching contributions to the VRB 401(k) Profit Sharing Plan.

Executive Compensation Plans and Agreements

Employment and Change of Control Agreements

      We have entered into special agreements with our executive officers. These agreements are intended to motivate the executives to remain employed by us.

      Our agreement with Raymond Davis provides for his employment as President and Chief Executive Officer and further provides for a payment of an amount equal to nine months’ base salary, plus any prorated executive incentive bonus if we terminate his employment for any reason other than “cause.” In addition, Mr. Davis is entitled to receive, at our expense, medical benefits for the maximum time allowed by law. Should Mr. Davis’ employment terminate as a result of a change in control, the agreement provides for payment of an amount equal to two times the average of the total annual compensation, including incentive bonuses, paid to Mr. Davis during the last two full calendar years of employment. The agreement expires in July 2003. We are negotiating a new agreement with Mr. Davis. Our agreement with Daniel Sullivan provides for his employment as Executive Vice President and Chief Financial Officer on the same general terms and expires in November 2003.

Incentive Plan for Senior Management

      Effective January 1, 2002, we adopted a new Executive Incentive Plan that provides for bonuses to be awarded to the Chief Executive Officer and our Executive Vice Presidents upon achievement of performance objectives established by the Board of Directors or the Budget and Compensation Committee for the individuals, a specific division or the company as a whole. Each participant in the plan is assigned a target bonus award that is subject to adjustment quarterly and is awarded following the end of the fiscal year upon satisfactory assessment by the committee. Awards may be paid in cash directly to the participant or deferred in accordance with the executive’s supplemental executive retirement plan. In addition, the plan provides for acceleration of bonus awards in the event of a change of control of the company as defined in the plan.

Stock Option Plan

      We have an incentive stock option and non-qualified stock option plan that was approved by shareholders during 2000. The 2000 Stock Option Plan reserves an aggregate of 1,000,000 shares of common stock for grants to key employees. The Board of Directors designates those key employees who are eligible. Options granted under the plan may have a term not exceeding 10 years from the date of grant and the exercise price of the options will not be less than the fair market value of the common stock on the date of grant. As of March 14, 2003, there were 413,497 shares available under the 2000 Plan for future grants.

      The purpose of the plan is to provide additional incentive to key employees to enhance shareholder value by giving them an opportunity to participate in the increase of such value and gain an ownership interest. During 2002, we granted options to purchase 245,000 shares to employees under the 2000 Stock Option Plan. We also have a 1995 Stock Option Plan, but no grants have been made under the 1995 Plan since adoption of the 2000 Plan.

      In connection with the consummation of the merger with Centennial, we assumed the obligations of Centennial under its 1993 Incentive Stock Option Plan, 1993 Stock Option Plan for Nonemployee Directors and Restated 1995 Stock Incentive Plan. No further grants have been or will be made under the Centennial plans. Holders of Centennial options will receive shares of Umpqua stock upon exercise.

      The following table summarizes stock options granted to the named executive officers during 2002:

	Options Granted in Last Fiscal Year

	Individual Grants

		Percentage			Potential Realizable Value
	Number of	of Total			at Assumed Annual Rates
	Securities	Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise Price		for Option Term(1)
	Options	Employees in	(Dollars per	Expiration
	Granted	Fiscal Year	Share)	Date	5% ($)	10% ($)

Raymond P. Davis	50,000	20.4%	$13.34	1/2/2012	$419,473	$1,063,026
William A. Haden(2)	20,000	8.2%	$13.34	1/2/2012	$167,789	$425,210
Daniel A. Sullivan	20,000	8.2%	$13.34	1/2/2012	$167,789	$425,210
Brad F. Copeland	15,000	6.1%	$13.34	1/2/2012	$125,842	$318,908

(1)	The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and market value per share of the underlying stock (assuming a 5% or 10%, as the case may, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted.

(2)	Of this amount, Mr. Haden exercised options to purchase 5,000 shares prior to his resignation. The remaining options had not vested and terminated with his resignation.

      The following table summaries stock option exercises by the named executive officers during 2002:

	Aggregate Option Exercises Last Fiscal Year and Fiscal Year-End Option Values(1)

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at FY End (#)		at FY End ($)(2)
	Acquired on	Value
	Exercise (#)	Realized(3)	Exercisable	Unexercisable	Exercisable	Unexercisable

Raymond P. Davis	—	$—	231,829	50,000	$2,828,241	$245,500
William A. Haden	31,676	$412,110	33,842	20,000	$277,741	$98,200
Daniel A. Sullivan	2,400	$12,876	61,850	35,750	$517,681	$238,669
Brad F. Copeland	—	$—	25,380	15,000	$234,501	$73,650

(1)	All share amounts have been adjusted to reflect subsequent stock dividends and stock splits through March 14, 2003.

(2)	On December 31, 2002, the market price of our common stock was $18.25 per share.

(3)	Based on the market price of our common stock on the date of exercise.

      The following table sets forth information about equity compensation plans in effect as of the end of the last completed fiscal year that provide for the award of securities or the grant of options to purchase securities to employees of Umpqua and its subsidiaries.

	Equity Compensation Plan Information

			(c)
			Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to	Weighted-average	Future Issuance Under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans Excluding Securities
Plan Category	Warrants and Rights(1)	Warrants and Rights	Reflected in Column (a)

Equity compensation plans approved by security holders	948,893	$9.40	406,373
Equity compensation plans not approved by security holders	0	0	0

Total	948,893 (1)	$9.40	406,373

(1)	Umpqua assumed Centennial Bancorp’s obligations under the Centennial Bancorp 1993 Incentive Stock Option Plan, 1993 Stock Option Plan for Nonemployee Directors and Restated 1995 Stock Incentive Plan. At fiscal year end, the number of shares of Umpqua common stock to be issued upon the exercise of outstanding options under the Centennial plans was 781,161 and the weighted-average exercise price of such options was $11.18. Pursuant to the terms of the merger agreement, Umpqua cannot grant additional options under the Centennial plans.

Transactions with Directors and Officers

      Many of our directors and officers, their immediate family members and businesses with which they are associated, borrow from and have deposits with Umpqua Bank. All such loans and deposits are made in the ordinary course of business, and on substantially the same terms, including interest rates paid or charged and collateral required, as comparable transactions with unaffiliated persons. The transactions did not involve more than the normal risk of collection or present other unfavorable features to Umpqua Bank.

      As of December 31, 2002, the aggregate outstanding amount of all loans to executive officers, directors, principal shareholders and their businesses was approximately $3.5 million, which represented approximately 1.2% of the consolidated shareholders’ equity at that date. All such loans are currently in good standing and are being paid in accordance with their terms.

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

      Section 16 of the Securities Exchange Act of 1934 requires that all executive officers, directors and persons who beneficially own more than 10 percent of our common stock file an initial report of their beneficial ownership of common stock on Form 3, and to periodically report changes in their ownership on Form 4 and 5. The reports must be made with the Securities and Exchange Commission with a copy sent to us. Based solely upon our review of the copies of the Section 16 reports that we received with respect to the fiscal year ended December 31, 2002, we believe that all reporting persons made all required Section 16 filings with respect to such fiscal year on a timely basis.

STOCK PERFORMANCE GRAPH

      The following chart compares the yearly percentage change in the cumulative shareholder return on our common stock during the five fiscal years ended December 31, 2002, with (i) the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (ii) the Standard & Poors 500 and (iii) the Total Return Index for Nasdaq Bank Stocks, as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1997, in our common stock and the comparison indices, and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all stock dividends. Prior to April 1998, our common stock was not quoted on Nasdaq. Prior to its listing on Nasdaq, trading activity was limited. For purposes of computing return information for the periods being compared, the chart is based on price information for trades that were reported to us prior to April 1998. Price information from April 1998 to December 31, 2002, was obtained by using the Nasdaq closing price as of that date.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

      The following table sets forth the shares of common stock beneficially owned as of March 14, 2003, by each director and each named executive officer, the directors and executive officers as a group and those persons known to beneficially own more than 5% of our common stock.

	Number of Shares
	Beneficially		Percentage
Name and Position	Owned (1)		of Class

Lynn K. Herbert, Director	562,957	(3)	1.99%
Richard Williams, Director	415,325	(3,4)	1.47%
Raymond P. Davis, Director, President/ Chief Executive Officer	257,314	(2,5)	*
Brian Obie, Director	185,962	(6)	*
Allyn C. Ford, Chairman	154,700	(7)	*
James D. Coleman, Director	113,167	(2)	*
Dan Giustina, Director	112,124	(8)	*
Daniel A. Sullivan, EVP/ Chief Financial Officer	84,230	(9)	*
Brad Copeland, EVP/ Chief Credit Administrator	34,784	(2,10)	*
William Lansing, Director	28,504	(2)	*
David Frohnmayer, Director	10,548	(2)	*
Katherine Keene, Director	7,441	(12)	*
Scott Chambers, Director	7,366		*
William A. Haden	—		—
All directors and executive officers as a group (17 persons)	1,998,736	(2-12)	6.94%

*	Less than 1.0%

(1)	Shares held directly with sole voting and investment power, unless otherwise indicated. Shares held in the Dividend Reinvestment Plan have been rounded down to the nearest whole share.

(2)	Includes shares held with or by his/her spouse.

(3)	Includes shares held jointly with his spouse and shares held as custodian for minor children.

(4)	Includes 154,457 shares covered by options exercisable within 60 days.

(5)	Includes 234,329 shares covered by options exercisable within 60 days.

(6)	Includes 29,812 shares covered by options exercisable within 60 days.

(7)	Includes 127,675 shares held as Agent for Ford Family Investment Pool.

(8)	Includes 29,812 shares covered by options exercisable within 60 days.

(9)	Includes 76,350 shares covered by options exercisable within 60 days.

(10)	Includes 29,130 shares covered by options exercisable within 60 days.

(11)	Includes 15,476 shares covered by options exercisable within 60 days.

(12)	Includes 6,820 shares covered by options exercisable within 60 days.

REPORT OF THE BUDGET & COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The Budget & Compensation Committee is responsible for establishing and administering our executive compensation programs.

Compensation Philosophy and Objectives

      The philosophy underlying the development and administration of our compensation plan is the alignment of the interests of executive management with those of the shareholders. Key elements of this philosophy are:

•	Set base compensation at a level to attract and retain competent executives.

•	Establish incentive compensation plans that deliver bonuses based on our financial performance.

•	Provide significant equity based incentives for executives to ensure they are motivated over the long term to respond to our business challenges and opportunities, as owners rather than just employees.

Incentive Plan for Senior Management

      Commencing in 2002, the committee recommended, and the Board of Directors adopted, an executive incentive plan that provides for bonus awards based on achievement of specified objectives set by the committee or the Board for individuals, divisions or the Company as a whole.

Stock Option Plan

      The 2000 Stock Option Plan is the vehicle by which executives can earn additional compensation depending on our financial performance. Grants are made at the discretion of the Board of Directors and awarded to individual executives, thereby providing additional incentive for executives to increase shareholder value. Executives receive value from these options when our stock appreciates over the long term. We previously made grants under the 1995 Stock Option Plan.

Submitted by the Budget & Compensation Committee Members:

Bill Lansing (Chairman)

Scott Chambers
Ray Davis
Dan Giustina
Lynn Herbert

AUDIT & COMPLIANCE COMMITTEE REPORT

      The Audit & Compliance Committee serves a vital function in overseeing our internal controls and the financial reporting process, as well as ensuring that the audits of our affairs are being conducted. Each of the members of the committee satisfies the definition of an independent director as established by the Nasdaq National Market listing standards. In carrying out its duties, the committee:

•	Reviews and discusses with management the scope of internal and external audit activities and our audited financial statements.

•	Discusses with our independent auditor matters relating to the Statement on Auditing Standards No. 61.

•	Receives disclosures from and discusses with our independent auditor, the auditor’s independence in light of Independence Standards Board Standard No. 1.

•	Makes a recommendation to the Board of Directors, based on the committee’s review of the audited financial statements and its discussions with our independent auditor, as to whether the audited financial statements should be included in our annual report filed with the Securities and Exchange Commission on Form 10-K.

•	Reviews and reports to the Board of Directors on our corporate governance structures, policies and procedures and recommends changes, as appropriate.

      The committee has reviewed and discussed with management the audited financial statements, and has discussed with our independent auditor the matters required to be discussed by SAS 61. In addition, the committee has received written disclosures and a letter from our independent auditor as required by ISB Standard No. 1, and has discussed with our independent auditor the auditor’s independence.

      Based on the foregoing reviews, discussions, and disclosures, the committee has recommended the inclusion of the audited financial statements in the annual report on Form 10-K for fiscal the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit & Compliance Committee Members:

Dan Giustina (Chairman)

David Frohnmayer
Katherine Keene
Brian Obie

2.     2003 Stock Incentive Plan

      At the special meeting of shareholders on November 30, 2000, our shareholders approved the 2000 Stock Option Plan. The 2000 Plan authorized the issuance of options covering up to 1,000,000 shares of our common stock. 413,497 shares remain available for issuance under the 2000 Plan.

      Since the adoption of the 2000 Plan, a number of significant events have occurred. First, we completed the VRB Bancorp merger in December 2000, the Independent Financial Network merger and Linn-Benton Bank acquisition in December 2001 and the Centennial Bancorp merger in November 2002. As a result, our number of common shares outstanding has increased from 7.6 million to over 28.2 million shares. Secondly, the Sarbanes-Oxley Act of 2002 was adopted, which imposed new limits on certain option exercise practices that were previously common and provided for in our 2000 Plan. Lastly, the Financial Accounting Standards Board has announced its intention to draft rules that could require us to expense the “value” of stock options grants. If either we voluntarily adopt SFAS 123, which permits companies to expense stock options, or SFAS 123 is mandated as a result of further regulatory action, the high value assigned to stock options may make their further use less attractive and make the use of smaller grants of restricted stock, particularly grants with performance-based vesting, more attractive. The current 2000 Plan has no provisions permitting the grant of restricted shares. As a result of these developments, the Board of Directors concluded that a new equity-based compensation plan with additional features should be adopted. We are seeking shareholder approval of the 2003 Stock Incentive Plan. The principal features of the 2003 Plan are summarized below, which description is subject to the terms of the 2003 Plan attached as Appendix A.

      The Board considered a number of factors in determining whether to adopt the 2003 Plan. The main differences between the 2003 Plan and 2000 Plan are twofold.

      First, the 2003 Plan authorizes awards of stock options to purchase or grants of up to 2,000,000 shares of our common stock; provided awards of stock options and restricted stock grants under the 2003 Plan, when added to options under all other plans, are limited to a maximum 10% of the outstanding shares on a fully-diluted basis. This is to assure shareholders that although the 2003 Plan authorizes a substantial number of future grants, the actual number that can be awarded is limited based upon the number of common shares outstanding. For example, based upon shares and options outstanding as of March 14, 2003, only 1,697,411 options or share grants could be made under the new 2003 Plan. Upon approval of the 2003 Plan, no further grants would be made under the 2000 Plan.

      The second principal difference in the 2003 Plan are provisions allowing for restricted stock grants in addition to awards of stock options. Generally, restricted stock grants are grants of shares to an employee, director or consultant at no cost with a provision that provides that if the grantee quits or is terminated, the shares can be repurchased by the company for nominal value. While the grantee holds the shares, they are entitled to receive dividends, if any, and to vote the shares. Either over time (typically five years) or as a result of the company or the grantee achieving certain pre-established goals, the restrictions are removed and the employee would be free to dispose of the shares at market value. Until the shares vest, the employee cannot transfer the shares.

      Restricted stock grants provide the following benefits:

•	Grantees receive a more tangible benefit, which could be more effective as incentive compensation than stock options and result in the grantee having a stake not only if the stock price increases, but also a risk of loss of value, like other shareholders, if the stock price declines;

•	We could award fewer shares with restricted stock grants than stock options because of the more tangible benefits to grantees, which results in a less dilutive effect of equity based compensation;

•	In light of anticipated changes to accounting rules governing stock options, stock options may no longer enjoy favorable accounting treatment;

•	Possible elections by recipients could accelerate tax deductions to us; and

•	We can require grantees to meet performance based vesting standards.

Description of the 2003 Plan

      Stock options and restricted stock grants may be awarded under the 2003 Plan. Stock options granted under the 2003 Plan may be “incentive stock options,” as defined in Section 422 of the Internal Revenue Code, or nonqualified stock options. The 2003 Plan will be administered by the full Board or the Board’s Budget & Compensation Committee.

      Shares Subject to the 2003 Plan. Shares of Umpqua common stock that may be awarded under the 2003 Plan are:

•	the 2,000,000 shares reserved for issuance under the 2003 Plan; including

•	any shares represented by awards under the 2003 Plan which are forfeited, expire, cancelled without delivery of shares, or otherwise result in the return of shares to Umpqua.

      Limitations. The 2003 Plan provides for the following limitations:

•	awards of stock options and restricted stock grants under the 2003 Plan, when added to options under all other plans, are limited to a maximum 10% of the outstanding shares on a fully-diluted basis; and

•	the maximum aggregate number of shares underlying all awards to any person in any single fiscal year is 100,000 shares of common stock.

      Eligibility. Incentive stock options may be awarded only to employees of Umpqua or its subsidiaries. Nonqualified stock options and restricted stock grants may be awarded to directors, employees and consultants of Umpqua and its subsidiaries, as well as to persons to whom offers of employment have been made. The Committee, in its discretion, will select the individuals to whom options and restricted stock will be awarded, the time or times at which such awards are made, and the number of shares subject to each award.

      Terms and Conditions of Awards. Each award must be evidenced by a written agreement between Umpqua and the optionee or grantee.

      Purchase Price. The Committee will determine the exercise price for the shares of common stock underlying each stock option at the time the stock option is awarded. The exercise price for shares under a stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The Committee will determine whether or not a restricted stock grantee must make a payment to

Umpqua for all or some portion of the fair market value of the shares of common stock covered by the award. The fair market value for a share of Umpqua common stock underlying each award is the closing price per share on the NASDAQ Stock Market on the date the award is granted.

      Vesting of Award. The Committee will determine when stock options become exercisable. In the case of restricted stock grants, the Committee will also determine whether grants are subject to a performance-based vesting schedule, a time-based vesting schedule or combination of both. The terms of vesting are at the discretion of the Committee.

      Form of Consideration. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. The 2003 Plan permits payment of the exercise price of a stock option to be made by cash, check, and by delivery of other shares of Umpqua common stock that have been owned for six (6) months or more as of the exercise date. For nonqualified stock option exercises and restricted stock grants, the recipient must also pay Umpqua the amount of federal, state, and local withholding taxes required to be withheld by Umpqua.

      Term of Stock Options. The term of a stock option may be no more than ten years from the date of grant. No stock option may be exercised after the expiration of its term.

      Death or Disability. If an optionee’s employment, services as a director or consulting relationship terminates as a result of his or her death, then all stock options he or she could have exercised at the date of death, may be exercised within the twelve month period following death by his or her estate or by the person who acquires the exercise right by bequest or inheritance. In addition, if optionee’s employment, services as a director or consulting relationship terminates as a result of the optionee’s total and permanent disability, then the optionee may, within twelve months after the termination, exercise all stock options he or she could have exercised at the termination date, provided that no such stock options may be exercised after expiration of the term specified in the stock option agreement.

      Nontransferability of Stock Options. Unless otherwise determined by the Committee, stock options awarded under the 2003 Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the optionee’s lifetime only by the optionee.

      Other Provisions. An award agreement may contain other terms, provisions, and conditions not inconsistent with the 2003 Plan, as may be determined by the Committee.

      Restricted Stock Grants. Restricted stock grants may be made alone, in addition to, or together with other awards under the 2003 Plan. Unless the Committee determines otherwise, each Restricted Stock Agreement will provide that any non-vested stock is repurchased by Umpqua for a nominal amount upon the recipient’s termination of employment for any reason. The repurchase provisions for the non-vested stock will lapse at a rate or upon the achievement of present goals, as determined by the Committee. Shares covered by a restricted stock grant may not be transferred by the grantee prior to vesting.

      Adjustments upon Changes in Capitalization, Merger or Sale of Assets. In the event that Umpqua’s stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2003 Plan, the number and class of shares of stock subject to any outstanding stock option under the 2003 Plan, and the exercise price for shares subject to any such outstanding stock option. In the event of a liquidation or dissolution, any unexercised awards will terminate. In the event of a change of control, as determined by the Board, the Board, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award.

      Amendment and Termination of the Stock Plan. The Board may amend, alter, suspend or terminate the 2003 Plan, or any part thereof, at any time and for any reason. However, the Company will obtain shareholder approval for any amendment to the 2003 Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board or shareholders may alter or impair any award previously granted under the 2003 Plan without the written consent of the grantee. The 2003 Plan shall remain in effect for 10 years unless terminated by action of the Board or operation of law.

Federal Income Tax Consequences Relating to the 2003 Stock Incentive Plan

      The federal income tax consequences to Umpqua and recipients of stock options and restricted stock grants under the 2003 Plan are complex and subject to change. The following discussion is a summary of the general rules applicable to the 2003 Plan. Recipients of awards should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

      As discussed above, several different types of instruments may be awarded under the 2003 Plan. The tax consequences related to the issuance of each is discussed separately below.

     Options

      As noted above, stock options awarded under the 2003 Plan may be either incentive stock options or nonqualified stock options. Incentive stock options are options that are designated as such by Umpqua and meet certain requirements under Section 422 of the Internal Revenue Code and the regulations thereunder. Any stock option that does not satisfy these requirements will be treated as a nonqualified stock option.

     Incentive Stock Options

      If an option is treated as an incentive stock option, the optionee will not recognize any income upon either the award or the exercise of the incentive stock option, and Umpqua will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and Umpqua will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

      If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date such incentive stock option was awarded or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, Umpqua will not be entitled to a federal tax deduction.

      If the optionee disposes of the shares either within two years after the date an incentive stock option was awarded or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income. The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of an incentive stock option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of an incentive stock option. In the event of a disqualifying disposition, Umpqua may withhold income taxes from the optionee’s compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

      The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

      In general, there will be no federal income tax deductions allowed to Umpqua upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or otherwise disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, Umpqua will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

     Nonqualified Stock Options

      Nonqualified stock options do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is awarded a nonqualified option. Upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

      The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

      In general, there will be no federal income tax deduction allowed to Umpqua upon the award or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, Umpqua will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

     Restricted Stock Grants

      Generally, the recipient of a restricted stock grant will not recognize income at the time that a restricted stock grant is awarded. Instead, as the shares vest under the terms of restricted stock agreement (i.e over time or achievement of performance-based vesting criteria) the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the shares when they vest over any amount paid by the recipient in exchange for the shares. Grantees may make an election under Section 83(b) of the Internal Revenue Code to recognize the compensation income on the shares at the time of the award and at the fair market value of the shares at that time.

      The recipient’s basis for determination of gain or loss upon the subsequent disposition of shares acquired as restricted stock grants will be the amount paid for such shares plus any ordinary income recognized either when the shares were received or when the shares vested. Upon the disposition of any shares received as restricted stock grants, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held from more than one year at the time of their disposition .

      In the year that the recipient of a restricted stock grant award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

Vote Required and Board Recommendation

      The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the 2003 Stock Incentive Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 2003 STOCK INCENTIVE PLAN.

3.     Other Business

      The Board of Directors knows of no other matters to be brought before the shareholders at the meeting. In the event other matters are presented for a vote at the meeting, the proxy holders will vote shares represented by properly executed proxies at their discretion in accordance with their judgment on such matters.

      At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.

INFORMATION AVAILABLE TO SHAREHOLDERS

      Our annual report is being mailed to shareholders with this proxy statement. Additional copies of the annual report may be obtained without charge by writing to Investor Relations, Umpqua Holdings Corporation, 200 S.W. Market St., Suite 1900, Portland, Oregon 97201.

      We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

      Our internet web site www.umpquabank.com/investor includes an Investor Relations section, which provides a link to our SEC filings.

INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte & Touche, independent Certified Public Accountants, audited our consolidated financial statements for the year ended December 31, 2002. Representatives of Deloitte & Touche are expected to be present at the annual meeting, will be given the opportunity to make a statement, and will be available to respond to any appropriate questions.

Audit Fees

      Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) billed us aggregate fees of approximately $335,625 for professional services rendered for the audit of our annual financial statements and for the reviews of the financial statements included in our Forms 10-Q for the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

      Deloitte did not perform any financial information system design or implementation work for us during the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended December 31, 2002 were approximately $228,010 including audit related services of approximately $30,150 and non-audit services of approximately $197,860. Audit related services generally include benefit plan and subsidiary audits.

      Our Audit Committee considered whether, and has determined that, the provision of these other professional services is compatible with maintaining the independent auditor’s independence.

PROPOSALS OF SHAREHOLDERS

      Any shareholder who wishes to submit a proposal for consideration at our next annual meeting must submit the proposal no later than November 21, 2003.

APPENDIX A

UMPQUA HOLDINGS CORPORATION

2003 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE OF THE PLAN

      The purposes of this 2003 Stock Incentive Plan (the “Plan”) are to attract, retain and provide incentive compensation to employees, non-employee directors and others who contribute to the long-term financial success of Umpqua Holdings Corporation, an Oregon business corporation (the “Company”) and to more closely align their interests with those of the Company and its shareholders.

ARTICLE II

DEFINITIONS

      As used herein, the following definitions will apply:

(a) “Acquired Company” means any corporation or other entity that becomes a majority owned subsidiary of the Company, after the Effective Date, by merger, consolidation, acquisition of all or substantially all of its assets or otherwise.

(b) “Authorized Shares” means the number of shares of Common Stock authorized for issuance pursuant to Section 3.1 of this Plan.

(c) “Available Shares” means the number of shares of Common Stock available under this Plan at any time for future issuance under Incentive Stock Options, Nonqualified Stock Options or Restricted Stock Grants, as provided in Section 3.2 of this Plan.

(d) “Award” means any grant of an Incentive Stock Option, any grant of a Nonqualified Stock Option or the making of a Restricted Stock Grant pursuant to this Plan.

(e) “Board of Directors” means the Board of Directors of the Company.

(f) “Change of Control Transaction” means (i) the adoption of a plan of dissolution or liquidation with respect to the Company, (ii) the consummation of any plan of exchange, merger or consolidation with one or more corporations in which the Company is not the surviving entity, or in which the security holders of the Company prior to such transaction do not receive in the transaction securities with voting rights with respect to the election of directors equal to 50% or more of the votes of all classes of securities of the surviving corporation or (iii) the consummation of a sale of all of substantially all of the assets of the Company following a shareholder vote on such sale.

(g) “Committee” means any committee appointed by the Board of Directors in accordance with Article V of this Plan, or, the Board of Directors, if no such committee is then in existence.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Umpqua Holdings Corporation and, unless the context requires otherwise, and any successor or assignee of the Company by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise.

(j) “Disabled” means having a mental or physical impairment that has lasted or is expected to last for a continuous period of 12 months or more and, in the Committee’s sole discretion, renders an Optionee unable to perform the duties that were assigned to the Optionee during the 12 month period prior to such determination. The Committee’s determination of the existence of an individual’s disability will be effective when communicated in writing to the Optionee and will be conclusive on all of the parties.

Appendix A - 1

(k) “Employee” means any person employed by the Company or a Subsidiary of the Company.

(l) “Exercise Price” means the price per share at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option or a Nonqualified Stock Option.

(m) “Fair Market Value” with respect to shares of Common Stock for any date means:

1) If the Common Stock is traded on a national securities exchange or on either the NASDAQ National Market or NASDAQ SmallCap Market, the “Fair Market Value” of a share of Common Stock will be the average between the lowest and highest reported sales price of the Common Stock for such date, or if no transactions occurred on such date, on the last date on which trades occurred;

2) If the Common Stock is not traded on a national securities exchange or on NASDAQ but bid and asked prices are regularly quoted on the OTC Bulletin Board Service, by the National Quotation Bureau or any other comparable service, the “Fair Market Value” of a share of Common Stock will be the average between the highest bid and lowest asked prices of the Common Stock as reported by such service at the close of trading for such date or, if such date was not a business day, on the preceding business day; or

3) If there is no public trading of the Common Stock within the terms of subparagraphs 1 or 2 of this subsection, the “Fair Market Value” of a share of Common Stock will be as determined by the Committee in its sole discretion.

(n) “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

(o) “Grantee” means any individual who receives a Restricted Stock Grant pursuant to this Plan.

(p) “Incentive Stock Option” means an option to purchase shares of Common Stock that the Committee indicates is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted under Article VI of this Plan.

(q) “Nonqualified Stock Option” means an option to purchase shares of Common Stock that the Committee either indicates is intended to be a nonqualified stock option or indicates is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted under Article VII of this Plan.

(r) “Option Agreement” means the written agreement between the Company and an Optionee that evidences either an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to this Plan. Each Option Agreement shall be subject to the terms and conditions of this Plan.

(s) “Optionee” means any individual who is granted an Incentive Stock Option or a Nonqualified Stock Option pursuant to this Plan.

(t) “Outstanding Stock Options” means all Stock Options granted pursuant to this Plan that, at such time, have not yet expired and have not either been terminated or cancelled.

(u) “Restricted Stock Grant” means a grant of shares of Common Stock pursuant to this Plan, regardless of whether the Grantee receives the shares covered by such grant solely for services or for a combination of services and cash payment to the Company, pursuant to a Restricted Stock Agreement.

(v) “Restricted Stock Agreement” means the written agreement between the Company and a Grantee that evidences a Restricted Stock Grant made pursuant to this Plan. Each Restricted Stock Agreement shall be subject to the terms and conditions of this Plan.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Significant Shareholder” means any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of this definition a person shall be considered the owner of all stock owned directly or indirectly by or for such person’s siblings, spouse, ancestors and lineal descendants. In addition, stock owned, directly or indirectly, by or for a corporation, partnership, estate or

Appendix A - 2

trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries to the extent required by Section 422 of the Internal Revenue Code.

(y) “Subsidiary” of the Company means any corporation or other entity owned or controlled by the Company in an unbroken chain of corporations or other entities in which each of the corporations or other entities other than last corporation or other entity owns 50 percent or more of the total combined voting power of all classes of equity ownership interests in the other corporations or other entities in such chain.

(z) “Stock Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to this Plan.

(aa) “Tax Withholding” means all amounts determined by the Company to be required to satisfy applicable federal, state and local tax withholding requirements upon the exercise of a Stock Option, the disqualifying disposition of shares of Common Stock acquired by exercise of a Stock Option, the vesting of shares under a Restricted Stock Grant, a Grantee making an election under Section 83(b) of the Internal Revenue Code with respect to a Restricted Stock Grant or as otherwise may be required under applicable tax laws.

ARTICLE III

STOCK SUBJECT TO THE PLAN

      3.1     Aggregate Number of Authorized Shares. Subject to adjustment in accordance with Section 10.1, the total number of shares of Common Stock authorized for issuance under all Awards pursuant to this Plan is initially established at 2,000,000 shares. Notwithstanding the foregoing, the number of shares of Common Stock authorized for issuance under all Awards pursuant to this Plan, when added to the number of shares of Common Stock under outstanding stock options granted pursuant to all other plans of the Company (including plans assumed by the Company) and added to the number of shares of Common Stock available for future grants pursuant to all other plans of the Company (including plans assumed by the Company), shall not exceed ten percent (10%) of the outstanding shares of Common Stock on a fully-diluted basis.

      3.2     Number of Available Shares. At any point in time, the number of Available Shares shall be the number of Authorized Shares at such time minus:

(a) the number of shares of Common Stock issued prior to such time upon the exercise of Stock Options granted pursuant to this Plan; and

(b) the number of shares covered by Outstanding Stock Options to the extent that such have not been exercised at such time; and

(c) the number of shares of Common Stock covered by Restricted Stock Grants made pursuant to this Plan prior to such time except to the extent that unvested shares are forfeited and repurchased by the Company pursuant to the terms of a Restricted Stock Agreement.

As a result of the foregoing, if a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock covered by such Stock Option that were not purchased through the exercise of such Stock Option will again become Available Shares. If shares of Common Stock covered by a Restricted Stock Grant are repurchased by the Company pursuant to the terms of a Restricted Stock Agreement, those shares will again become Available Shares. However, shares of Common Stock covered by a Stock Option that are used by an Optionee to satisfy any income tax withholding obligations shall nonetheless, for purposes of this Plan, be considered as having been issued pursuant to this Plan.

      3.3     Reservation of Shares. Available Shares shall consist of authorized but unissued shares of Common Stock of the Company. At all times, the Company will, by appropriate resolution of the Board of Directors, reserve for issuance shares of Common Stock equal to the sum of (i) the number of shares covered by Outstanding Stock Options to the extent that such Stock Options have not been exercised at such time and (ii) the number of Available Shares.

Appendix A - 3

      3.4     Annual Limit on Number of Shares to Any One Person. No person will be eligible to receive Awards pursuant to this Plan which, in aggregate, exceed 75,000 shares in any calendar year except in connection with the hiring or commencement of services from such person in which case such limit shall be 100,000 shares during such calendar year. However, the foregoing limitation shall not apply to Awards of Stock Options in substitution for outstanding stock options of an Acquired Company that are cancelled in connection with the acquisition of an Acquired Company.

ARTICLE IV

COMMENCEMENT AND DURATION OF THE PLAN

      4.1     Effective Date of the Plan. This Plan will be effective as of the date on which it was adopted by the Board of Directors, subject to the provisions of Section 4.2.

      4.2     Shareholder Approval of the Plan. Within twelve (12) months of the date on which this Plan was adopted by the Board of Directors, this Plan will be submitted to the shareholders of the Company for their approval. This Plan will be deemed approved by the shareholders if approved by a majority of the votes cast at a duly held meeting of the Company’s shareholders at which a quorum is present in person or by proxy. Awards may be made pursuant to this Plan prior to such shareholder approval provided that such Awards are conditioned upon such approval and state by their terms that they will be null and void if shareholder approval is not obtained.

      4.3     Termination of the Plan. This Plan will terminate ten years from the date on which it was adopted by the Board of Directors. In addition, the Board of Directors will have the right to suspend or terminate this Plan at any time. Termination of the Plan will not terminate or otherwise affect any Outstanding Stock Option, Option Agreement, Restricted Stock Grant or Restricted Stock Agreement.

ARTICLE V

ADMINISTRATION OF THE PLAN

      Subject to the provisions of this Plan and any additional terms or conditions which, from time to time, may be imposed by the Board of Directors, the Committee will administer this Plan and, in its sole discretion, will have the authority to grant Incentive Stock Options and Nonqualified Stock Options and to make Restricted Stock Grants in accordance with Articles VI, VII and IX, respectively. Notwithstanding the foregoing, in connection with the acquisition of a corporation or entity that will become an Acquired Company, the Board of Directors shall retain (but may delegate to the Committee) the right to agree to grant Incentive Stock Options, grant Nonqualified Stock Options or make Restricted Stock Grants in substitution for stock options granted by the Acquired Company prior to the date of such acquisition that remain outstanding and not exercised as of such date. The Committee, from time to time, may adopt rules and regulations relating to the administration of this Plan and may seek the advice of legal, tax, accounting and compensation advisors. Decisions of the Committee with respect to the administration of this Plan, the interpretation or construction of this Plan or the interpretation or construction of any written agreement evidencing an Award will be final and conclusive, subject only to review by the full Board of Directors. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement evidencing an Award in the manner and to the extent it deems appropriate. The Committee may accelerate the vesting of Incentive Stock Options, Nonqualified Stock Options and Restricted Stock Grants in connection with the occurrence of a Change of Control Transaction and may do so, in whole or in part, on any basis that it determines to be appropriate.

      The Board of Directors shall appoint the members of the Committee, which shall consist of at least two directors from the Board of Directors. The appointment to the Committee of one or more directors who are not “outside directors” as such term is defined in Treasury Regulation §1.162-27(e)(3), one or more directors who are not “non-employee directors” as such term is defined in Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended,

Appendix A - 4

(“Rule 16b-3”) or one or more directors that fail to meet the requirements for service on a compensation committee as set forth in the listing standards of the exchange or market on which the Common Stock primarily trades shall not invalidate any of the actions of the Committee. Any member of the Committee that is not an outside director, as such term is defined, is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee, for which Section 162(m) of the Internal Revenue Code requires the approval of a committee consisting solely of outside directors. Any member of the Committee that is not a non-employee director, as such term is defined, is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee for which Rule 16b-3 requires the approval of a committee consisting solely of non-employee directors. Any member of the Committee that fails to meet the requirements of the listing standards of the exchange or market on which the Common Stock primarily trades is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee that requires the approval of a committee consisting solely of directors meeting those requirements. An Abstaining Director shall be deemed to have abstained from such action (notwithstanding any statement to the contrary which may be contained in minutes of a meeting of the Committee) and the assent of any such director shall be ignored for purposes of determining whether or not any such actions were approved by the Committee. If the Committee proposes to take an action by unanimous consent in lieu of a meeting, an Abstaining Director shall be deemed to not be a member of the Committee for the purpose of such consent with respect to any actions for which such member is deemed to be an Abstaining Director.

      If no Committee is appointed, the Board of Directors will have all the powers, duties and responsibilities of the Committee as set forth in this Plan. In addition, the Board of Directors may abolish a Committee and assume the duties and responsibilities of the Committee at any time by resolution duly adopted by the Board of Directors.

ARTICLE VI

INCENTIVE STOCK OPTION TERMS AND CONDITIONS

      Incentive Stock Options may be granted pursuant to this Plan in accordance with the following terms and conditions.

      6.1     Requirement for a Written Option Agreement. Each Incentive Stock Option will be evidenced by a written Option Agreement. The Committee, from time to time, will determine the form of Option Agreement to be used for purposes of evidencing Incentive Stock Options. Except as provided in Section 6.13, the terms of every Option Agreement evidencing an Incentive Stock Option must be consistent with this Plan, including but not limited to this Article VI. Any inconsistencies between any Option Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as expressly required by this Article VI, the terms and conditions of each Incentive Stock Option do not need to be identical.

      6.2     Who May be Granted an Incentive Stock Option. An Incentive Stock Option may be granted to any Employee who, in the judgment of the Committee, has performed or will perform services important to the management, operation and development of the business of the Company or of one or more of its subsidiaries. The Committee, in its sole discretion, shall determine when and to which Employees Incentive Stock Options are granted pursuant to this Plan.

      6.3     Number of Shares Covered by an Incentive Stock Option. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Incentive Stock Option granted pursuant to this Plan. The number of shares covered by each Incentive Stock Option shall be specified in the Option Agreement evidencing such option.

      6.4     Vesting Schedule Under an Incentive Stock Option. The Committee, in its sole discretion, shall determine whether an Incentive Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or whether it is only exercisable in accordance with a vesting schedule determined by the Committee. Any such vesting terms and conditions shall be specified in the Option Agreement. Notwithstanding any term to the contrary set forth in any Option Agreement, an Incentive Stock

Appendix A - 5

Option granted to a person who, at the time of the grant, was an executive officer of the Company will not become exercisable until after six (6) months from the date of such grant unless the Award was approved either by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full Board of Directors. To the extent that an Incentive Stock Option (together with other incentive stock options within the meaning of Section 422 of the Internal Revenue Code held by such Optionee with an equal or lower exercise price per share) purports to become exercisable for the first time during any calendar year as to shares of Common Stock with a Fair Market Value (determined at the time of grant) in excess of $100,000, such excess shares shall be considered to be covered by a nonqualified stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

      6.5     Exercise Price of an Incentive Stock Option. The Exercise Price for each Incentive Stock Option will be at least 100% of the Fair Market Value of a share of Common Stock as of the date on which the Incentive Stock Option was granted. However, the Exercise Price for each Incentive Stock Option granted to an Optionee who is a Significant Shareholder will be at least 110% of the Fair Market Value of a share of Common Stock as of the date on which the Incentive Stock Option was granted.

      6.6     Duration of an Incentive Stock Option — Generally. The Committee, in its sole discretion, will determine the term of each Incentive Stock Option provided that such term will not exceed 10 years from the date on which such option was granted. However, the term of each Incentive Stock Option granted to an Optionee who is a Significant Shareholder will not exceed 5 years from the date on which such option was granted. The term of each Incentive Stock Option shall be set forth in the Option Agreement. The Optionee shall have no further right to exercise an Incentive Stock Option following the expiration of such term.

      6.7     The Effect of Termination of the Optionee’s Employment on the Term of an Incentive Stock Option. If an Optionee ceases to be an Employee any reason other than as a result of the Optionee dying or becoming Disabled (as provided for in Section 6.9 and Section 6.10, respectively), all Incentive Stock Options granted to such Optionee shall terminate, to the extent that they are not exercised within 30 days following the date the Optionee ceased to be an Employee. The foregoing provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee ceases to be an Employee. The Option Agreement may, in the discretion of the Committee, provide that if the Optionee’s employment is terminated by the Company for cause, as determined by the Company’s President or Board of Directors in their reasonable discretion, the Incentive Stock Option will terminate immediately upon the Company’s notice to the Optionee of such termination.

      6.8     The Effect of a Leave of Absence on an Incentive Stock Option. An Optionee shall not cease to be an Employee if the Optionee is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether or not an Incentive Stock Option shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence. If an Optionee’s sick leave, family leave, military leave or other approved leave of absence continues for more than ninety (90) days and reemployment of the Optionee is not guaranteed by contract or statute, the Optionee’s Incentive Stock Option may cease to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. In such event, the Stock Option will nonetheless continue as a Nonqualified Stock Option granted pursuant to this Plan.

      6.9     The Effect of the Death of an Optionee on the Term of an Incentive Stock Option. If an Optionee ceases to be an Employee as a result of the death of the Optionee, all Incentive Stock Options granted to such Optionee shall terminate to the extent that they are not exercised within 12 months following the date of the Optionee’s death. The foregoing provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date of the Optionee’s death.

      6.10     The Effect of the Disability of an Optionee on the Term of an Incentive Stock Option. If an Optionee ceases to be an Employee as a result of the Optionee becoming Disabled, all Incentive Stock Options granted to such Optionee shall terminate to the extent that they are not exercised within 12 months following the date the Optionee became Disabled. The foregoing provision will not extend the time within

Appendix A - 6

which an Incentive Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee became Disabled.

      6.11     Transferability. Incentive Stock Options are not transferable except by will or the laws of descent and distribution upon the death of the Optionee.

      6.12     Tax Treatment and Savings Clause. Nothing contained in this Plan, any Option Agreement evidencing an Incentive Stock Option, any document provided by the Company to an Optionee or any statement made by or on behalf of the Company shall constitute a representation or warranty of the tax treatment of any Incentive Stock Option or that such option will qualify as an incentive stock option under Section 422 of the Internal Revenue Code. Any option that is designated as an Incentive Stock Option but, either in whole or in part, fails for any reason to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code or fails to satisfy requirements of this Plan that apply only to Incentive Stock Options shall be treated as an incentive stock option to the fullest extent permitted under Section 422 of the Internal Revenue Code and this Plan and, notwithstanding such designation, shall otherwise be treated as a Nonqualified Stock Option pursuant to this Plan.

      6.13     Non-Conforming Terms of Substitute Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan in substitution for outstanding incentive stock options of an Acquired Company may deviate from the terms otherwise required by this Article VI to the extent that the Committee, in its sole discretion upon the advice of its advisors, determines that such non-conforming terms are required or appropriate under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

ARTICLE VII

NONQUALIFIED STOCK OPTION TERMS AND CONDITIONS

      Nonqualified Stock Options may be granted pursuant to this Plan in accordance with the following terms and conditions.

      7.1     Requirement for a Written Option Agreement. Each Nonqualified Stock Option will be evidenced by a written Option Agreement. The Committee, from time to time, will determine the form of Option Agreement to be used for purposes of evidencing Nonqualified Stock Options granted pursuant to this Plan. Except as provided in Section 7.12, the terms of the Option Agreement evidencing a Nonqualified Stock Option must be consistent with this Plan, including but not limited to this Article VII. Any inconsistencies between any Option Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as expressly required by this Article VII, the terms and conditions of each Nonqualified Stock Option do not need to be identical.

      7.2     Who may be Granted a Nonqualified Stock Option. A Nonqualified Stock Option may be granted to any Employee, any director of the Company and any other individual who, in the judgment of the Committee, has performed or will perform services important to the management, operation and development of the business of the Company or of one or more of its subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Nonqualified Stock Options are granted pursuant to this Plan.

      7.3     Number of Shares Covered by a Nonqualified Stock Option. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Nonqualified Stock Option granted pursuant to this Plan. The number of shares covered by each Nonqualified Stock Option shall be specified in the Option Agreement.

      7.4     Vesting Schedule Under a Nonqualified Stock Option. The Committee, in its sole discretion, shall determine whether a Nonqualified Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or whether it is only exercisable in accordance with a vesting schedule determined by the Committee. Any such vesting terms and conditions shall be specified in the Option Agreement. Notwithstanding any term to the contrary in any Option Agreement, a Nonqualified Stock Option granted to a person who, at the time of the grant, was an executive officer of the Company will not become

Appendix A - 7

exercisable until after six (6) months from the date of such grant unless the Award was approved either by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full Board of Directors.

      7.5     Exercise Price of a Nonqualified Stock Option. The Exercise Price for each Nonqualified Stock Option will be at least 100% of the Fair Market Value of a share of Common Stock as of the date on which the Nonqualified Stock Option was granted. However, if it is subsequently determined that the Exercise Price as stated in the Option Agreement evidencing a Nonqualified Stock Option is less than 100% of the Fair Market Value of a share of Common Stock as of the date on which an option was granted, such fact will not invalidate the Nonqualified Stock Option.

      7.6     Duration of a Nonqualified Stock Option — Generally. The Committee, in its sole discretion, will determine the term of each Nonqualified Stock Option provided that such term will not exceed 10 years from the date on which such option was granted. The term of each Nonqualified Stock Option shall be set forth in the Option Agreement. The Optionee shall have no further right to exercise a Nonqualified Stock Option following the expiration of such term.

      7.7     The Effect of Termination of the Optionee’s Employment or Service as a Director on the Term of a Nonqualified Stock Option. If an Optionee, ceases to be an Employee of the Company (or, in the case of an Optionee who is not an Employee but is a director of the Company, ceases to be a director of the Company) for any reason other than as a result of the Optionee dying or becoming Disabled (as provided for in Section 7.9 and Section 7.10, respectively), all Nonqualified Stock Options granted to such Optionee shall terminate to the extent that they are not exercised within 30 days following the date the Optionee ceased to be an Employee (or a director, as the case may be) of the Company. The foregoing provision will not extend the time within which a Nonqualified Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee ceases to be an Employee (or a director, as the case may be). The Option Agreement evidencing a Nonqualified Stock Option may, in the discretion of the Committee, provide that if the Optionee’s employment is terminated by the Company for cause, as determined by the Company’s President or Board of Directors in their reasonable discretion, the Nonqualified Stock Option will terminate immediately upon the Company’s notice to the Optionee of such termination.

      7.8     The Effect of a Leave of Absence on a Nonqualified Stock Option. An Optionee shall not cease to be an Employee if the Optionee is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether a Nonqualified Stock Option shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence.

      7.9     The Effect of the Death of an Optionee on the Term of a Nonqualified Stock Option. If an Optionee ceases to be an Employee, ceases to serve as a director of the Company or ceases to provide services to the Company as a result of the Optionee’s death, all Nonqualified Stock Options granted to such Option will terminate to the extent that they are not previously exercised within 12 months following the date of the Optionee’s death. The foregoing provision will not extend the time within which a Nonqualified Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee’s death.

      7.10     The Effect of the Disability of an Optionee on the Term of a Nonqualified Stock Option. If an Optionee ceases to be an Employee, ceases to serve as a director of the Company or ceases to provide services to the Company as a result of the Optionee becoming Disabled, all Nonqualified Stock Options granted to such Optionee shall terminate to the extent that they are not exercised within 12 months following the date of the Optionee becoming Disabled. The foregoing provision will not extend the time within which a Nonqualified Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee became Disabled.

      7.11     Transferability. Nonqualified Stock Options may be transferred by gift to the Optionee’s spouse, children or a trust for the exclusive benefit of any combination of the Optionee, the Optionee’s spouse and the

Appendix A - 8

Optionee’s children but only to the extent permitted by the Committee as expressly stated in the Option Agreement evidencing such Nonqualified Stock Option. Any transfer of a Nonqualified Stock Option shall be conditioned upon the Optionee and the transferee of such Nonqualified Stock Option executing and delivering to the Company a form of Transfer/ Assumption of Nonqualified Stock Option as the Company may request. Notwithstanding any transfer of a Nonqualified Stock Option, the Optionee shall remain liable to the Company for any income tax withholding amounts that the Company is required to withhold at the time the transferred Nonqualified Stock Option is exercised. If the Option Agreement evidencing a Nonqualified Stock Option does not expressly provide that such option is transferable, such option may not be transferred by the Optionee, except by will or the laws of descent and distribution upon the death of the Optionee or with the prior written consent of the Committee, which consent may be withheld in the Committee’s sole discretion.

      7.12     Non-Conforming Terms of Substitute Nonqualified Stock Options. Nonqualified Stock Options granted pursuant to this Plan in substitution for outstanding nonqualified stock options of an Acquired Company may deviate from the terms otherwise required by this Article VII to the extent that the Committee, in its sole discretion upon the advice of its advisors, determines that such non-conforming terms are required or appropriate under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

ARTICLE VIII

EXERCISE OF OPTIONS TO PURCHASE SHARES

      8.1     Notice of Exercise. A Stock Option may be exercised only by delivery to the Company of written notice signed by the Optionee or the permitted transferee of a Nonqualified Stock Option under Section 7.11 (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir or legatee of the Optionee, as the case may be) directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company. The notice will specify (i) the number of shares of Common Stock being purchased, (ii) the method of payment of the Exercise Price, (iii) the method of payment of the Tax Withholding if required, and (iv), unless a registration under the Securities Act is in effect with respect to the Plan at the time of such exercise, the notice of exercise shall contain such representations as the Company determines to be necessary or appropriate in order for the sale of shares of Common Stock being purchased pursuant to such exercise to qualify for exemptions from registration under the Securities Act and other applicable state securities laws.

      8.2     Payment of Exercise Price. No shares of Common Stock will be issued upon the exercise of any Stock Option unless and until payment or adequate provision for payment of the Exercise Price of such shares has been made in accordance with this subsection. The Committee, in its sole discretion, may provide in any Option Agreement for the payment of the Exercise Price in cash (including by check), by delivery of a full-recourse promissory note, by the surrender of shares of Common Stock or other securities issued by the Company (provided that such other securities have been held by the Optionee for at least six months prior to the date on which the Option is being exercised) in accordance with Section 8.4, or by any combination of the foregoing. In the absence of such terms in the Option Agreement, the Exercise Price shall be paid in cash (including by check). The Committee, in its sole discretion, may permit an Optionee to elect to pay the Exercise Price by authorizing a duly registered and licensed broker-dealer to sell the shares of Common Stock to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price.

      8.3     Payment of Tax Withholding Amounts. Upon the exercise of any Stock Option (including a Nonqualified Stock Option transferred by the Optionee pursuant to Section 7.11), either with the delivery of the notice of exercise or upon notification of the amount due, each Optionee must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Option Agreement may provide for, or the Committee, in its sole discretion, may allow the Optionee to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Optionee, including salary, (iii) by surrender of shares of Common Stock or other securities

Appendix A - 9

of the Company in accordance with Section 8.4, (iv) by the application of shares that could be received upon exercise of the Stock Option in accordance with Section 8.4, or (v) any combination of the foregoing.

      By receiving and upon exercise of a Stock Option, the Optionee shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Optionee. The Committee, in its sole discretion, may permit an Optionee to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be issued upon an exercise of a Stock Option unless and until payment or adequate provision for payment of the Tax Withholding has been made. If, either as a result of the exercise of a Stock Option or the subsequent disqualifying disposition of shares acquired through such exercise, the Company determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Optionee, the Optionee will pay such additional amount to the Company immediately upon demand by the Company. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary.

      8.4     Payment of Exercise Price or Withholding with Other Securities. To the extent permitted in Section 8.2 and Section 8.3 above, the Exercise Price and Tax Withholding may be paid by the surrender of shares of Common Stock or other securities of the Company. The notice of exercise shall indicate that payment is being made by the surrender of shares of Common Stock or other securities of the Company. Payment shall be made by either (i) delivering to the Company the certificates or instruments representing such shares of Common Stock or other securities, duly endorsed for transfer, or (ii) delivering to the Company an attestation in such form as the Company may deem appropriate with respect to the Optionee’s ownership of the shares of Common Stock or other securities of the Company. For purposes of this Article VIII, shares of Common Stock shall be valued at their Fair Market Value as of the last business day preceding the day the Company receives the Optionee’s notice of exercise. For purposes of this Article VIII, other securities of the Company shall be valued at the publicly reported price, if any, for the last sale on the last business day preceding the day the Company receives the Optionee’s notice of exercise, or, if there are no publicly reported prices of such other securities of the Company, at the fair market value of such other securities as determined in good faith by the Board of Directors. To the extent permitted in Section 8.3, Tax Withholding may (if the Optionee notifies the Company at the time of the notice of exercise) be paid by the application of shares which could be received upon exercise of any other stock option issued by the Company. This application of shares shall be accomplished by crediting toward the Optionee’s Tax Withholding obligation the difference between the Fair Market Value of a share of Common Stock and the Exercise Price of the Stock option specified in the Optionee’s notice. Any such application shall be considered an exercise of the other Stock Option to the extent that shares are so applied.

      8.5     Compliance with Legal Requirements. No shares of Common Stock will be issued with respect to the exercise of any Stock Option unless the exercise and issuance of the shares of Common Stock will comply with (i) all relevant provisions of law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, all applicable state securities laws and the Internal Revenue Code, each as amended and including the respective rules and regulations promulgated under each of the foregoing, (ii) any registration under the Securities Act in effect with respect to the Plan, and (iii) the requirements of any stock exchange upon which the Common Stock may then be listed. Compliance with such provisions shall be subject to the approval of legal counsel for the Company. The Company will not be liable to any Optionee or any other person for failure to issue shares of Common Stock upon the exercise of a Stock Option where such failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed necessary by the Company’s legal counsel. The Board may require any action or agreement by an Optionee as may be necessary, from time to time, to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to any state securities laws.

      8.6     Issuance of Shares. Notwithstanding the good faith compliance by the Optionee with all of the terms and conditions of an Option Agreement and with this Article VIII, the Optionee will not become a

Appendix A - 10

shareholder and will have no rights as a shareholder with respect to the shares covered by such Stock Option until the issuance of shares pursuant to the exercise of such Stock Option is recorded on the stock transfer record of the Company. Notwithstanding the foregoing, the Company shall not unreasonably delay the issuance of a stock certificate and shall exercise reasonable efforts to cause such stock certificate to be issued to the Optionee as soon as is practicable after the compliance by the Optionee with all of the terms and conditions of the Option Agreement and with this Article VIII.

      8.7     Notice of any Disqualifying Disposition and Provision for Tax Withholding. Any Optionee that exercises an Incentive Stock Option and then makes a “disqualifying disposition” (as such term is defined under Section 422 of the Internal Revenue Code) of the shares so purchased, shall immediately notify the Company in writing of such disqualifying disposition and, in accordance with Section 8.3, shall pay or make adequate provision for all Tax Withholding that may be required as a result of such disqualifying disposition.

      8.8     Non-Conforming Terms of Substitute Incentive Stock Options and Substitute Nonqualified Stock Options. Incentive Stock Options and Nonqualified Stock Options granted under Article VI or Article VII of this Plan in substitution for outstanding incentive stock options or nonqualified stock options of an Acquired Company may deviate from the terms otherwise required by this Article VIII to the extent that the Committee, in its sole discretion upon the advise of its advisors, determines that such non-conforming terms are required under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

ARTICLE IX

RESTRICTED STOCK GRANTS

      Restricted Stock Grants may be made pursuant to this Plan in accordance with the following terms and conditions.

      9.1     Requirement for a Written Restricted Stock Agreement. Each Restricted Stock Grant will be evidenced by a Restricted Stock Agreement. The Committee will determine from time to time the form of Restricted Stock Agreement to be used to evidence Restricted Stock Grants made pursuant to this Plan. Except as provided in Section 9.10, the terms of each Restricted Stock Agreement must be consistent with this Plan. Any inconsistencies between any Restricted Stock Agreement and this Plan will be resolved in will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article IX, the terms and conditions of each Restricted Stock Grant do not need to be identical.

      9.2     Who May Receive a Restricted Stock Grant. A Restricted Stock Grant may be made to any Employee, any director of the Company or any other individual who provides services to the Company where, in the judgment of the Committee, the services performed or to be performed by such Grantee are important to the management, operation and development of the business or businesses of the Company or one or more of its Subsidiaries. The Committee, in its sole discretion, shall determine when and to who Restricted Stock Grants are made pursuant to this Plan.

      9.3     Number of Shares Covered by a Restricted Stock Grant. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Restricted Stock Grant made pursuant to this Plan. The Restricted Stock Agreement shall specify the number of shares of Common Stock covered by such Restricted Stock Grant.

      9.4     What the Grantee Must Deliver to Receive a Restricted Stock Grant. The Committee, in its sole discretion, will determine whether the Grantee, in order to receive the Restricted Stock Grant, must make a payment, either in cash (including by check), by delivery of a promissory note or by delivery of other securities of the Company (including options to purchase securities of the Company), to the Company of all or some portion of the Fair Market Value of the shares of Common Stock covered by the Restricted Stock Grant. To the extent that the sum of any cash payment, any promissory note and any other securities received by the Company from the Grantee in connection with a Restricted Stock Grant is less than the Fair Market Value of the shares of Common Stock covered by such Restricted Stock Grant determined as of the date of

Appendix A - 11

such grant, the shares of Common Stock covered by the Restricted Stock Grant shall be deemed to have been issued by the Company for services rendered by the Grantee.

      9.5     Vesting Schedule Under a Restricted Stock Grant. The Committee, in its sole discretion, shall determine the terms and conditions upon which shares covered by any Restricted Stock Grant shall vest. The Restricted Stock Agreement shall specify the vesting schedule. Unvested shares covered by a Restricted Stock Grant may not be transferred by the Grantee under any condition without the prior written consent of the Committee, which consent may be withheld in its sole discretion.

      9.6     Right to Repurchase Unvested Shares upon Certain Conditions. The Restricted Stock Agreement shall specify the events upon the occurrence of which the Company shall have the right to repurchase from the Grantee any or all of the Grantee’s unvested shares and the period during which the Company must exercise this right following the occurrence of the event. The Restricted Stock Agreement shall also specify the “Repurchase Price Per Share” that the Company shall pay to the Grantee upon exercise of its right to repurchase unvested shares and the terms of such payment. If not otherwise specified in the Restricted Stock Agreement, the right to repurchase must be exercised within forty-five (45) days after the Company receives from the Grantee written notice of the occurrence of the event, the repurchase price shall be $0.001 per share and the repurchase price shall be payable to the Grantee in cash (including by check) within ten (10) days after the date on which the right to repurchase the shares is exercised. Any right of the Company to repurchase unvested shares may be assigned by the Company in its sole discretion without notice to, or the prior consent of, the Grantee.

      9.7     Payment of Tax Withholding Amounts. Upon the vesting of shares under a Restricted Stock Grant or upon the Grantee making a valid election under Section 83(b) of the Internal Revenue Code, each Grantee must pay to the Company or make adequate provision for the payment of all Tax Withholding, unless the Committee, in its sole discretion, determines otherwise. The Restricted Stock Agreement may provide for, or the Committee, in its sole discretion, may allow the Grantee to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Grantee, including salary, (iii) by surrender of shares of Common Stock or other securities of the Company in the manner specified in Section 8.4, (iv) by the application of vested shares that could be received under the Restricted Stock Agreement in accordance with Section 8.4, or (v) any combination of the foregoing.

      By accepting a Restricted Stock Grant, the Grantee shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Grantee. The Committee, in its sole discretion, may permit a Grantee to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell shares of Common Stock that are vested or vesting under the Restricted Stock Agreement (or, at least a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares of Common Stock will be released from the restrictions on their transfer under Section 9.5 unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Grantee, the Grantee will pay such additional amount to the Company immediately upon demand by the Company. If the Grantee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Grantee, including salary.

      9.8     Compliance with Legal Requirements. No shares of Common Stock will be issued with respect to any Restricted Stock Grant unless the issuance of the shares of Common Stock will comply with (i) all relevant provisions of law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, all applicable state securities laws and the Internal Revenue Code, each as amended and including the respective rules and regulations promulgated under each of the foregoing, (ii) any registration under the Securities Act in effect with respect to the Plan, and (iii) the requirements of any stock exchange upon which the Common Stock may then be listed. Compliance with such provisions shall be subject to the approval of legal counsel for the Company. The Company will not be liable to any Grantee or any other person for failure

Appendix A - 12

to issue shares of Common Stock in connection with a Restricted Stock Grant where such failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed necessary by the Company’s legal counsel. The Board may require any action or agreement by a Grantee as may be necessary, from time to time, to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to any state securities laws.

      9.9     Issuance of Shares. Notwithstanding the good faith compliance by the Grantee with all of the terms and conditions of a Restricted Stock Agreement and with this Article IX, the Grantee will not become a shareholder and will have no rights as a shareholder with respect to the shares covered by such Restricted Stock Grant until the issuance of shares is recorded on the stock transfer record of the Company. Notwithstanding the foregoing, the Company shall not unreasonably delay the issuance of a stock certificate and shall exercise reasonable efforts to cause such stock certificate to be issued to the Grantee as soon as is practicable after the compliance by the Grantee with all of the terms and conditions of the Restricted Stock Agreement and with this Article IX.

      9.10     Non-Conforming Terms of Substitute Restricted Stock Grants. Restricted Stock Grants made under this Article IX in substitution for outstanding stock options or unvested restricted stock grants of an Acquired Company may deviate from the terms otherwise required by this Article IX to the extent that the Committee, in its sole discretion upon the advice of its advisors, determines that such non-conforming terms are required under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

ARTICLE X

EFFECT OF CHANGES IN CAPITAL STRUCTURE OR

THE OCCURRENCE OF A CHANGE OF CONTROL TRANSACTION

      10.1     Effect of Changes in Capital Structure of the Company on the Number of Shares and Exercise Price. If the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock or for other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares of Common Stock, or dividend payable in shares of Common Stock or other securities of the Company, the Committee will make such adjustment as it deems appropriate in the number and kind of Authorized Shares. In addition, the Committee will make such adjustment in the number and kind of shares of Common Stock or other securities covered by Outstanding Stock Options, as well as make an adjustment in the Exercise Price of each Outstanding Stock Option as the Committee deems appropriate. Any determination by the Committee as to what adjustments may be made, and the extent thereof, will be final, binding on all parties and conclusive.

      10.2     Effect of the Occurrence of a Change of Control Transaction on Continuing Rights. In the event of the occurrence of any Change of Control Transaction, all outstanding Incentive Stock Options and Nonqualified Stock Options granted pursuant to this Plan shall terminate effective as of the effective date of such transaction, unless and only to the extent that the terms and conditions of the transaction expressly provide for the assumption of this Plan and the continuation of such Incentive Stock Options and Nonqualified Stock Options. Each Optionee shall be provided written notice of the expected occurrence of any such transaction at least fifteen (15) days prior to the effective date and shall be permitted to tender a notice of exercise of any Incentive Stock Option and Nonqualified Stock Option that is conditioned upon the transaction actually occurring and, notwithstanding any provision of Article VIII or term of any Option Agreement, shall not be required to tender payment of the exercise price or amounts that the Company may be required to withhold for tax purposes until after the occurrence of the transaction. The terms and conditions of the transaction may provide for the assumption of this Plan with respect only to outstanding Restricted Stock Grants that have not fully vested and the assignment to and assumption by the surviving corporation of the rights and obligation of the Company under each outstanding Restricted Stock Agreement.

Appendix A - 13

ARTICLE XI

UNDERWRITERS LOCK-UP

      Each written agreement evidencing an Award will specify that the Optionee or Grantee, by accepting the Award agrees that whenever the Company undertakes a firmly underwritten public offering of its securities, the Optionee or Grantee will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee or Grantee provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering.

ARTICLE XII

EMPLOYMENT RIGHTS

      Nothing in this Plan nor in any written agreement evidencing an Award will confer upon any Optionee or Grantee any right to continued employment with the Company or to limit or affect in any way the right of the Company, in its sole discretion, to (a) terminate the employment of such Optionee or Grantee at any time, with or without cause, (b) change the duties of such Optionee or Grantee, or (c) increase or decrease the compensation of the Optionee or Grantee at any time. Unless the written agreement evidencing an Award expressly provides otherwise, vesting under such agreement shall be conditioned upon:

1) for Employees of the Company, the continued employment of the Optionee or Grantee;

2) for independent contractors, the Optionee or Grantee continuing to provide services to the Company on substantially the same terms and conditions as such services were provided at the time of the Award; or

3) for directors who are not Employees, the Optionee or Grantee continuing to serve as a director of the Company.

Nothing in this Plan shall be construed as creating a contractual or implied right or covenant by the Company to continue such employment, service as an independent contractor or service as a director.

ARTICLE XIII

AMENDMENT OF PLAN

      The Board of Directors, at any time and from time to time, may modify or amend this Plan as it deems advisable except that any amendment (i) increasing the number of shares of Common Stock issuable pursuant to this Plan, (ii) expanding the group of persons eligible to receive Awards or (iii) otherwise required to be approved by the shareholders of the Company under any applicable law, accounting principle or listing requirement, shall only become effective if and when such amendment is approved by the shareholders of the Company. Except as provided in Article X, no amendment shall be made to the terms or conditions of an outstanding Incentive Stock Option, Nonqualified Stock Option or Restricted Stock Grant without the written consent of the Optionee or Grantee.

DATED as of and approved and adopted by the Board of Directors of the Company at a meeting held on March 19, 2003.

Approved by the shareholders of the Company on                               , 2003.

Appendix A - 14

PROXY

REVOCABLE PROXY

UMPQUA HOLDINGS CORPORATION ANNUAL
MEETING OF SHAREHOLDERS
APRIL 29, 2003

PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned appoints Raymond Davis and Allyn Ford, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares of common stock of Umpqua Holdings Corporation (the “Company”) at the Annual Meeting of Shareholders to be held on April 29, 2003, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE	☐

1.	Election of Directors	FOR all nominees listed below except as marked to the contrary ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐	2.	Adoption of the Umpqua Holdings Corporation 2003 Stock Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTION: To withhold authority for any individual, strike a line through the nominee’s name. Nominees for terms expiring with the 2006 annual meeting:
01 Scott Chambers 02 Raymond Davis 03 Lynn Herbert			3.	Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.
Nominee for a term expiring with the 2005 annual meeting:
04 Brian Obie 05 Richard Williams

Nominee for a term expiring with the 2004 annual meeting:
06 Dan Giustina 07 Katherine Keene	If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	WILL ATTEND ☐		The shares represented by this proxy will be voted as specified above, but if no specification is made, this proxy will be voted FOR the election of all nominees and FOR the 2003 Stock Incentive Plan. The proxies may vote in their discretion as to other matters that may come before the meeting

Signature(s)______________________________________________	Date_________________________________________

Please date and sign exactly as your name appears on your stock certificate(s) (which should be the same as the name on the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11 PM Eastern
Time the business day prior to the annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/umpq
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
OR
Telephone
1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be promoted to enter your control number, located in the box below, and then follow the directions given.
	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.